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                                                                    Exhibit 3.01

                          CERTIFICATE OF INCORPORATION

                                       OF

                           DIAMOND OF CALIFORNIA, INC.

                                    ARTICLE I

     The name of the corporation is Diamond of California, Inc.

                                   ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is 3500 South Dupont Highway, City of Dover, County of Kent, DE 19901. The name of its registered agent at that address is Incorporating Services, Ltd.

                                   ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The total number of shares of all classes of stock which the corporation has authority to issue is 105,000,000 shares, consisting of two classes:
100,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share.

                                    ARTICLE V

     The Board of Directors of the corporation shall have the power to adopt, amend or repeal the Bylaws of the corporation.

                                   ARTICLE VI

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     (A) The conduct of the affairs of the corporation shall be managed under the direction of the Board of Directors. The number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors.

     (B) Notwithstanding the foregoing provision of this Article VI, each director shall hold office until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.


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     (C) Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (i) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, or (ii) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred.

     (D) Subject to the rights of the holders of any series of Preferred Stock, any director or the entire Board of Directors may be removed with or without cause, by the holders of at least a majority of the shares then entitled to vote at an election of directors.

     (E) Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

     (F) Advance notice of stockholder nominations for the election of directors of the corporation and of business to be brought by stockholders before any meeting of stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

                                   ARTICLE VII

     To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

                                  ARTICLE VIII

     The name and mailing address of the incorporator is Ali Fawaz, c/o Fenwick & West LLP, 801 California Street, Mountain View, California 94041.

     The undersigned incorporator hereby acknowledges that the foregoing certificate is his act and deed and that the facts stated herein are true.

Dated: February 14, 2005


                                        By: /s/ Ali Fawaz
                                            ------------------------------------
                                            Ali Fawaz, Incorporator


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           DIAMOND OF CALIFORNIA, INC.
                       BEFORE RECEIPT OF PAYMENT FOR STOCK

     Diamond of California, Inc., a Delaware corporation, does hereby certify that:

     1. The corporation has not received any payment for any of its stock.

     2. The amendment set forth below to the corporation's Certificate of Incorporation was duly adopted by its sole incorporator in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

     Article I of the Certificate of Incorporation, relating to the name of the corporation is amended to read in its entirety as follows:

     "The name of the corporation is Diamond Foods, Inc."

     IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by its sole incorporator this 18th day of February, 2005 and the foregoing facts stated herein are true and correct.

                                        DIAMOND OF CALIFORNIA, INC.


                                        By: /s/ Ali Fawaz
                                            ------------------------------------
                                            Ali Fawaz, Sole Incorporator